Exhibit 10.2
AMENDMENT NO. 2 TO
AMENDED AND RESTATED
CHART INDUSTRIES, INC. VOLUNTARY DEFERRED INCOME PLAN
This Amendment No. 2 to Chart Industries, Inc. Voluntary Deferred Income Plan (“Amendment No. 2”) is hereby adopted by Chart Industries, Inc., (the “Company”).
WITNESSETH:
WHEREAS, the Company has established an unfunded deferred compensation plan known as the Amended and Restated Chart Industries, Inc. Voluntary Deferred Income Plan, as amended by Amendment No. 1 (the “Plan”), primarily for the purposes of providing additional deferred compensation benefits for a select group of management or highly compensated employees; and
WHEREAS, effective July 1, 2010, the Company amended and restated the Plan; and
WHEREAS, the Company desires to amend the Plan in order modify the eligibility requirements for new hires; and
WHEREAS, Section 16 of the Plan permits the Company to amend the Plan;
NOW, THEREFORE, effective as of July 13, 2016, the Company hereby adopts this Amendment No. 2 as follows:
1.    Section 3 of the Plan is hereby amended and restated so that it shall read in its entirety as follows:
“The Administrator shall determine which management employees and highly compensated employees of the Company and its Affiliates incorporated in the United States shall be eligible to participate in the Plan from time to time, the eligibility waiting period and such other conditions as may be applicable from time to time. As of (i) July 1, 2010 for purposes of Section 6(a) of the Plan and (ii) January 1, 2011 for purposes of Sections 4 and 6(b) of the Plan, unless the Administrator determines otherwise, eligible employees shall include each employee whose base salary, commission and bonus actually paid or earned, or projected to be paid or earned (on an annualized basis), with respect to the Plan Year prior to the Plan Year to which a deferral election applies exceeds the compensation limit for such prior Plan Year under Section 401(a)(17) of the Code. Notwithstanding the foregoing, any Participant who was actively participating in the Plan on June 30, 2010, shall continue to be eligible to participate in the Plan.”
IN WITNESS WHEREOF, the Company, by its appropriate officer duly authorized, has caused this Amendment No. 2 to be executed as of this 13th day of July, 2016.

CHART INDUSTRIES, INC

By	/s/ Matthew J. Klaben

Its	Vice President, General Counsel and Secretary

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